Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to incorporate by reference in the Registration Statement on Form S-8 of Kirby Corporation and consolidated subsidiaries of our report dated February 18, 1997, relating to the consolidated balance sheets of Kirby Corporation and consolidated subsidiaries as of December 31, 1996, and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Kirby Corporation and consolidated subsidiaries.

                                                     /s/ KPMG Peat Marwick LLP
                                                     -------------------------


Houston, Texas
August 14, 1997

CORPDAL:69678.  99999-00001